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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Directors and Stockholders
   of Instron Corporation

     We consent to the incorporation by reference in the Registration Statement of Instron Corporation on Form S-8 of our reports dated February 24, 1995, on our audits of the consolidated financial statements and financial statement schedule of Instron Corporation as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992 which reports are incorporated by reference in the Company's 1994 Annual Report on Form 10-K.

                                    /s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
August 10, 1995